Exhibit 32

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION

        Each of the undersigned, acting in his capacity as the Chief Executive Officer or Chief Financial Officer of Qwest Corporation ("Qwest"), certifies that, to his knowledge, the annual report on Form 10-K for the year ended December 31, 2016 of Qwest fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Qwest as of the dates and for the periods covered by such report.
        A signed original of this statement has been provided to Qwest and will be retained by Qwest and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 2, 2017	By:	/s/ Glen F. Post, III
Glen F. Post, III
Chief Executive Officer and President

Date: March 2, 2017	By:	/s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.
Executive Vice President and Chief Financial Officer